SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 26, 2001
 ...............................................................................
                Date of Report (Date of earliest event reported)


                           Dicom Imaging Systems, Inc.
 ................................................................................
             (Exact name of registrant as specified in its charter)

           Nevada                                               88-0422026
 ...............................................................................
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)          Identification No.)


     #201 - 15047 Marine Drive White Rock, British Columbia, Canada V4B 1C5
 ................................................................................
               (Address of principal executive offices) (Zip Code)

                                 (604) 531-2521
          ......................................................................
               Registrant's telephone number, including area code


                 ...............................................................
         (Former name or former address, if changed since last report.)




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Item 2. Acquisition or Disposition of Assets.

         Dicom has cancelled that certain Note (the "Note") for the principal amount of $527,709.76 dated September 4, 2001, payable to Dicom Imaging Systems, Inc. ("Dicom") from Torchmark Holdings Ltd. ("Torchmark"), the holder of a majority of the issued and outstanding common stock of Dicom.

         As consideration for the cancellation of the Note, Torchmark has committed to the payment of approximately $38,000, which funds are necessary for payment of certain expenses related to that certain contemplated exchange of shares of common stock by and between Dicom and Reality Networks, Inc. (as reported in Dicom's Current Report on Form 8-K, filed October 4, 2001 (File No. 000-26369)), including but not limited to, an extension of directors' and officers' liability insurance, attorneys' fees, accountancy fees, filing fees for a Securities and Exchange Commission ("SEC") Schedule 14C, consultancy fees, and costs associated with distributing an SEC Schedule 14C to the approximately 7,800 beneficial shareholders of Dicom.

         Torchmark's obligation to Dicom pursuant to the terms of the Note was a result of Torchmark enforcing the terms a Security Agreement (the "Security Agreement") dated July 3, 2001 by and between Dicom and Torchmark, pursuant to which Torchmark required Dicom to deliver and assign to Torchmark substantially all of Dicom's assets and any and all certificates of title and other documents relating thereto. A debt of Dicom to Torchmark of approximately $970,693 had become due and owing pursuant to a Convertible Loan Agreement dated July 3, 2001, by and between the Company and Torchmark. Accordingly, on September 4, 2001, pursuant to notices of default served on Dicom under the Convertible Loan Agreement and remedies available to Torchmark pursuant to the Security Agreement, Dicom assigned substantially all of its assets to Torchmark pursuant to an Assignment Agreement dated September 4, 2001. In addition, Dicom assigned its trademarks to Torchmark pursuant to a Trademark Assignment Agreement dated September 4, 2001.

         The value of the assets assigned to Torchmark exceeded the approximately $970,693 owed by Dicom to Torchmark pursuant of the Convertible Loan Agreement. Accordingly, pursuant to the Security Agreement, on September 4, 2001, Torchmark signed the Note payable to Dicom for $527,709.76, an amount equal to the difference between the value of the assets assigned to Torchmark and the approximately $970,693 owed by Dicom to Torchmark. Concurrently, Torchmark acknowledged cancellation of Dicom's debt of approximately $970,693 to Torchmark.

Item 5. Other Events and Regulation FD Disclosure.

         On October 4, 2001, Dicom Imaging Systems, Inc. (the "Company") filed a Current Report on Form 8-K (File No. 000-26369) disclosing that it had entered into a letter of intent (the "LOI") with Reality Networks, Inc., a Delaware corporation ("Reality Networks") proposing a share exchange of ninety percent (90%) of the Company's shares of common stock for all the issued and outstanding shares of Reality Networks. A copy of the LOI is attached as Exhibit 10.16 to

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
the Company's Current Report on Form 8-K filed on October 4, 2001 and incorporated herein by reference.

         The Company and Reality Networks continue to conduct due diligence and negotiate a definitive agreement relating to the proposed transaction. On October 10, 2001, the Company and Reality Networks entered into an Amendment No. 1 to Letter of Intent extending (i) the Drop Dead Negotiation Date, as that term is defined in the LOI, to 5:00 p.m. Pacific Standard time on November 10, 2001 and (ii) the Drop Dead Consummation Date, as that term is defined in the LOI, to 5:00 p.m. Pacific Standard time on November 10, 2001. A form of Amendment No. 1 to Letter of Intent is attached hereto as Exhibit 10.17 and incorporated herein by reference.

         The proposed transaction is subject to conditions, including, without limitation, satisfactory completion of due diligence by both parties and the execution of a definitive agreement relating to the proposed transaction containing customary terms and conditions. There can be no assurance that a definitive share exchange agreement will be entered into or, if entered into, that the contemplated share exchange will be consummated.

Item 7.  Financial Statements and Exhibits.

(c)  The following exhibit is filed as part of this report:

         10.17 Form of Amendment No. 1 to Letter of Intent, dated October 10, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Dicom Imaging Systems, Inc.
                                                     (Name of Registrant)


Date:  October 22, 2001                              By: /s/ David Gane
                                                     -------------------------
                                                     David Gane
                                                     Chief Executive Officer


                                INDEX TO EXHIBITS

Exhibit
Number              Description
------              -----------

10.17               Form of Amendment No. 1 to Letter of Intent, dated
                    October 10, 2001.





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